                                                                    Exhibit 11.1


                   SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
              COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE
                                  (Unaudited)


                                               Three Months Ended                       Six Months Ended
                                         -------------------------------       ----------------------------------
                                         October 31,       September 30,        October 31,         September 30,
                                            1997                1996               1997                 1996
                                         -----------       -------------       -------------        -------------

Net income (loss)                        $   628,000       $    (533,000)      $   1,169,000        $   (789,000)
                                         ===========       =============       =============        ============

Shares as adjusted:
  Average number of shares
    outstanding                            4,331,338           4,288,277           4,331,810           4,275,903
Incremental shares
    from outstanding stock
    options as determined
    under the treasury stock
    method, using the
    average market price                      56,693                  -- (*)          32,728                  -- (*)
                                         -----------       -------------       -------------        ------------

Shares as adjusted                         4,388,031           4,288,277           4,364,538           4,275,903
                                         ===========       =============       =============        ============

Primary earnings (loss) per share        $      0.14       $       (0.12)      $        0.27        $      (0.18)
                                         ===========       =============       =============        ============



(*) No incremental shares from outstanding stock options are included, as they would be anti-dilutive.